Exhibit 99.1

             FBL Financial Group Reports First Quarter 2007 Results

     WEST DES MOINES, Iowa--(BUSINESS WIRE)--May 7, 2007--FBL Financial Group, Inc. (NYSE:FFG):


Financial Highlights
(Dollars in thousands, except per share data)
----------------------------------------------------------------------
                                                    Three Months Ended
                                                        March 31,
                                                      2007      2006
                                                    ------------------
Net income applicable to common stock                $24,073  $27,696
Operating income applicable to common stock           22,059   17,548
Earnings per common share (assuming dilution):
     Net income                                         0.80     0.93
     Operating income                                   0.73     0.59
----------------------------------------------------------------------


     FBL Financial Group, Inc. (NYSE:FFG) today announced that diluted net income per common share totaled $0.80 ($24,073,000) for the quarter ended March 31, 2007, compared to $0.93 ($27,696,000) in the year ago quarter.

     Operating Income(1). Operating income increased to $22,059,000 for the quarter ended March 31, 2007, from $17,548,000 in the first quarter of 2006. Diluted operating income per common share increased 24 percent to $0.73 in the first quarter of 2007 from $0.59 in the first quarter of 2006. Operating income differs from the GAAP measure, net income, in that it excludes the impact of realized/unrealized gains and losses on investments, the change in net unrealized gains and losses on derivatives and the cumulative effect of changes in accounting principle. For further information on this non-GAAP financial measure, please refer to Note (1) and the reconciliation provided within this release.

     Commenting on FBL's first quarter results, Chief Executive Officer Jim Noyce stated, "I am pleased to report that FBL Financial Group had solid earnings this quarter with net income of $0.80 per share and operating income of $0.73 per share, a 24 percent increase over the first quarter of 2006. We are off to a great start in 2007 and continue to be well-positioned with a solid base in our Farm Bureau Life niche marketplace and our growing EquiTrust Life independent channel business."

     Product Revenues Up. Premiums and product charges for the first quarter of 2007 increased three percent to $61,523,000 from $59,702,000 in the first quarter of 2006. Interest sensitive and index product charges increased seven percent due primarily to an increase in surrender charges on annuity and universal life products, while traditional life insurance premiums were steady.

     Premiums collected(2) in the first quarter of 2007 increased three percent to $423,728,000 from $409,708,000 in the first quarter of 2006. This increase reflects growth in FBL's EquiTrust Life independent channel, which had $296,060,000 of premiums collected in the first quarter of 2007. As expected, EquiTrust Life independent channel premiums declined from fourth quarter of 2006 levels, primarily due to lower fixed rate annuity sales. Premiums collected from FBL's exclusive Farm Bureau Life distribution channel totaled $115,775,000 in the first quarter of 2007, reflecting a four percent increase in traditional and universal life insurance sales, a one percent increase in variable sales and a 15 percent decline in traditional annuity sales.

     Investment Income. Net investment income in the first quarter of 2007 increased 23 percent to $149,962,000 from $122,380,000 in the first quarter of 2006. This increase is due to an increase in average invested assets resulting primarily from inflows from Farm Bureau Life and EquiTrust Life and proceeds from the issuance of $100 million senior notes in March 2007. The annualized yield earned on average invested assets, with securities at cost, was 6.21 percent for the three months ended March 31, 2007, compared to 6.10 percent for the first quarter of 2006.

     Derivative Loss. FBL's derivative loss totaled $3,877,000 in the first quarter of 2007, compared to derivative income of $16,832,000 in the first quarter of 2006. The derivative loss reflects a decrease in the value of the underlying market indices on which call options supporting FBL's index annuity business are based.

     Realized/Unrealized Gains on Investments. In the first quarter of 2007, FBL recognized net realized/unrealized gains on investments of $1,456,000, compared to realized/unrealized gains on investments of $11,604,000 in the first quarter of 2006. First quarter 2007 realized/unrealized gains include realized gains from sales of investments of $1,444,000, realized losses from sales of investments of $38,000 and unrealized gains on trading securities of $50,000. First quarter 2006 gains primarily reflect profits from the sale of one equity security.

     Benefits and Expenses. Benefits and expenses totaled $180,007,000 in the first quarter of 2007, compared to $174,077,000 in the first quarter of 2006. This increase is primarily attributable to additional interest credited due to FBL's growing volume of annuity business. Additionally, death benefits increased to $24,960,000 in 2007 compared to $24,106,000 in the first quarter of 2006.

     In the first quarter of 2007, FBL recorded an unlocking adjustment which increased pre-tax income by $2,675,000 ($0.06 per share). Periodically, the key assumptions used in the calculation of the amortization of deferred policy acquisition costs, deferred sales inducements, value of insurance in force acquired and unearned revenues are revised, as needed, through an "unlocking" process. Revisions are made based on historical results and the best estimate of future experience. The impact of unlocking in the first quarter resulted in a decrease to amortization of deferred policy acquisition costs of $1,439,000 and a decrease to amortization of deferred sales inducements of $1,236,000.

     Operating Results by Segment. Consistent with prior quarters, the majority of FBL's operating earnings for the first quarter of 2007 are attributable to the traditional annuity and traditional and universal life insurance segments. Further detail and results by segment are provided in FBL's financial supplement, which is available on FBL's website, www.fblfinancial.com.

     Assets Total $12.6 Billion. Total assets increased $430 million to $12.6 billion at March 31, 2007, from $12.2 billion at December 31, 2006. At March 31, 2007, 96 percent of the fixed maturity securities in FBL's investment portfolio were investment grade debt securities. Book value per common share totaled $30.36 at March 31, 2007, compared to $29.59 at December 31, 2006. Book value per share excluding accumulated other comprehensive income(3) increased to $29.34 at March 31, 2007, from $28.64 at December 31, 2006.

     Earnings Outlook. While subject to volatility resulting from a number of factors, including mortality experience and investment results, FBL maintains its full year 2007 net income and operating income guidance of a range of $2.80 to $2.95 per common share.

     Conference Call. FBL management will hold a conference call with investors to discuss first quarter 2007 results. The call will be held tomorrow, May 8, 2007, at 11 a.m. Eastern Time. The call will be webcast over the Internet, and a replay will be available on FBL's website, www.fblfinancial.com.

     The statements in this release concerning FBL's prospects for the future are forward-looking statements that involve certain risks and uncertainties. The risks and uncertainties that could cause actual results to differ materially are detailed in FBL's reports filed with the Securities and Exchange Commission and include interest rate changes, competitive factors, volatility of financial markets, the ability to attract and retain sales agents and a decrease in ratings. These forward-looking statements are based on assumptions which FBL Financial Group believes to be reasonable. No assurance can be given that the assumptions will prove to be correct.

     FBL Financial Group is a holding company whose primary operating subsidiaries are Farm Bureau Life Insurance Company and EquiTrust Life Insurance Company. FBL underwrites, markets and distributes life insurance, annuities and mutual funds to individuals and small businesses. In addition, FBL manages all aspects of three Farm Bureau affiliated property-casualty insurance companies for a management fee. For more information, please visit www.fblfinancial.com.


                      FBL FINANCIAL GROUP, INC.
            CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
            (Dollars in thousands, except per share data)

                                                 Three months ended
                                                      March 31,
                                                  2007        2006
                                               ----------- -----------
REVENUES
 Interest sensitive and index product charges     $26,986     $25,314
 Traditional life insurance premiums               34,537      34,388
 Net investment income                            149,962     122,380
 Derivative income (loss)                          (3,877)     16,832
 Realized/unrealized gains on investments           1,456      11,604
 Other income                                       7,096       5,549
                                               ----------- -----------
   Total revenues                                 216,160     216,067
BENEFITS AND EXPENSES
 Interest sensitive and index product benefits     90,788      86,702
 Traditional life insurance benefits               24,670      22,607
 Increase in traditional life future policy
  benefits                                          7,536       8,864
 Distributions to participating policyholders       5,592       5,651
 Underwriting, acquisition and insurance
  expenses                                         42,110      41,795
 Interest expense                                   3,288       2,961
 Other expenses                                     6,023       5,497
                                               ----------- -----------
   Total benefits and expenses                    180,007     174,077
                                               ----------- -----------
                                                   36,153      41,990
Income taxes                                      (12,407)    (14,381)
Minority interest in earnings of subsidiaries         (10)        (55)
Equity income, net of related income taxes            375         180
                                               ----------- -----------
Net income                                         24,111      27,734
Dividends on Series B preferred stock                 (38)        (38)
                                               ----------- -----------
Net income applicable to common stock             $24,073     $27,696
                                               =========== ===========

Earnings per common share - assuming dilution       $0.80       $0.93
                                               =========== ===========

Weighted average common shares                 29,573,003  29,228,454
Effect of dilutive securities                     649,268     537,020
                                               ----------- -----------
Weighted average common shares - diluted       30,222,271  29,765,474
                                               =========== ===========


     (1) Reconciliation of Net Income to Operating Income (Unaudited)

     In addition to net income, FBL Financial Group has consistently utilized operating income, a non-GAAP financial measure commonly used in the life insurance industry, as a primary economic measure to evaluate its financial performance. Operating income equals net income adjusted to eliminate the impact of realized/unrealized gains and losses on investments, the change in net unrealized gains and losses on derivatives and the cumulative effect of changes in accounting principle. FBL uses operating income, in addition to net income, to measure its performance since realized/unrealized gains and losses on investments and the change in net unrealized gains and losses on derivatives can fluctuate greatly from quarter to quarter, and the cumulative effect of change in accounting principle is a nonrecurring item. These fluctuations make it difficult to analyze core operating trends. In addition, for derivatives not designated as hedges, there is a mismatch between the valuation of the asset and liability when deriving net income. This non-GAAP measure is used for goal setting, determining company-wide bonuses and evaluating performance on a basis comparable to that used by many in the investment community. FBL believes the combined presentation and evaluation of operating income, together with net income, provides information that may enhance an investor's understanding of FBL's underlying results and profitability. A reconciliation of net income to operating income is provided in the following table (dollars in thousands, except per share data):


                                                   Three months ended
                                                        March 31,
                                                     2007      2006
                                                   --------- ---------

Net income applicable to common stock               $24,073   $27,696
Adjustments:
   Net realized/unrealized gains on investments (a) (954) (7,693) Net change in unrealized gains/losses on
    derivatives (a)                                  (1,343)   (2,455)
   Cumulative effect of change in accounting
    principle                                           283         -
                                                   --------- ---------
Operating income applicable to common stock         $22,059   $17,548
                                                   ========= =========

Operating income per common share - assuming
 dilution                                             $0.73     $0.59
                                                   ========= =========


     (a) Net of adjustments, as applicable, to amortization of unearned revenue reserves, deferred policy acquisition costs, deferred sales inducements, value of insurance in force acquired and income taxes attributable to gains and losses on investments and derivatives.

     (2) Premiums Collected - Net statutory premiums collected, a measure of sales production, is a non-GAAP measure and includes premiums collected from annuities and universal life-type products. For GAAP reporting, these premiums received are not reported as revenues.


              (3) Reconciliation of Book Value Per Share
     Excluding Accumulated Other Comprehensive Income (Unaudited)

                                              March 31,   December 31,
                                                2007          2006
                                            ------------- ------------
Book value per share                              $30.36       $29.59
Less: Accumulated other comprehensive income        1.02         0.95
                                            ------------- ------------
Book value per share, excluding accumulated
 other comprehensive income                       $29.34       $28.64
                                            ============= ============


     Book value per share excluding accumulated other comprehensive income is a non-GAAP financial measure. Accumulated other comprehensive income totaled $30,476,000 at March 31, 2007 and $28,195,000 at December 31, 2006. Since
accumulated other comprehensive income fluctuates from quarter to quarter due to unrealized changes in the fair market value of investments caused principally by changes in market interest rates, FBL believes this non-GAAP financial measure provides useful supplemental information.


                      FBL FINANCIAL GROUP, INC.
          CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
            (Dollars in thousands, except per share data)

                                              March 31,   December 31,
                                                 2007         2006
                                             ------------ ------------
Assets
Investments                                  $10,134,788   $9,782,626
Cash and cash equivalents                        162,196      112,292
Deferred policy acquisition costs                841,476      827,720
Deferred sales inducements                       242,115      226,647
Other assets                                     418,647      440,350
Assets held in separate accounts                 784,995      764,377
                                             ------------ ------------
Total assets                                 $12,584,217  $12,154,012
                                             ============ ============

Liabilities and stockholders' equity
Policy liabilities and accruals               $9,717,350   $9,474,599
Other policyholders' funds                       577,538      562,844
Debt                                             316,229      218,399
Other liabilities                                279,277      252,935
Liabilities related to separate accounts         784,995      764,377
                                             ------------ ------------
Total liabilities                             11,675,389   11,273,154

Minority interest in subsidiaries                    148          138

Stockholders' equity                             908,680      880,720
                                             ------------ ------------
Total liabilities and stockholders' equity   $12,584,217  $12,154,012
                                             ============ ============

Common Shares Outstanding                     29,834,194   29,661,652
                                             ============ ============

     FFG-1


     CONTACT: FBL Financial Group, Inc.
              Kathleen Till Stange, 515-226-6780
              Investor Relations Vice President
              Kathleen.TillStange@FBLFinancial.com